Exhibit 10.10
EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT
DOANE PET CARE ENTERPRISES, INC.
Dated as of October 24, 2005

TABLE OF CONTENTS

			Page
1	Registrations Upon Request		1
	1.1	Requests by OTPP	1
	1.2	Registration Statement Form	3
	1.3	Expenses	3
	1.4	Priority in Demand Registrations	3
	1.5	Right to Withdraw	4

2	Incidental Registrations		4

3	Registration Procedures		5

4	Underwritten Offerings		11
	4.1	Underwriting Agreement	11
	4.2	Selection of Underwriters	11

5	Holdback Agreements		12

6	Preparation; Reasonable Investigation		13

7	No Grant of Future Registration Rights		13

8	Indemnification		13
	8.1	Indemnification by the Company	13
	8.2	Indemnification by the Sellers	14
	8.3	Notices of Claims, etc	15
	8.4	Other Indemnification	16
	8.5	Indemnification Payments	16
	8.6	Other Remedies	16

9	Representations and Warranties		17

10	Definitions		18

11	Miscellaneous		20
	11.1	Rule 144, etc	20
	11.2	Successors, Assigns and Transferees	20
	11.3	Stock Splits, etc	21
	11.4	Amendment and Modification	21
	11.5	Additional Management Stockholders	22
	11.6	Governing Law; Jurisdiction	22
	11.7	Invalidity of Provision	22
	11.8	Notices	23
	11.9	Headings; Execution in Counterparts	24
	11.10	Injunctive Relief	24

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Table of Contents
(continued)

		Page
11.11	Trial by Jury	24
11.12	Term	24
11.13	Further Assurances	24
11.14	Entire Agreement	25
Schedule A — Management Stockholders

ii

REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of October 24, 2005, by and among Doane Pet Care Enterprises, Inc., a Delaware corporation (the “Company”), Ontario Teachers’ Pension Plan Board, a corporation without share capital organized under the laws of Ontario, Canada (“OTPP”), and Douglas J. Cahill, and any other employee of the Company or its subsidiaries who may become a party to this Agreement pursuant to Section 11.5 hereof (collectively, the “Management Stockholders”). OTPP and the Management Stockholders are hereinafter referred to collectively as the “Stockholders”. Capitalized terms used herein without definition are defined in Section 10.
     1. Registrations Upon Request.
     1.1 Requests by OTPP.
     (a) Notice of Request. At any time, and from time to time, OTPP shall have the right to request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by OTPP, each such request to specify the intended method or methods of disposition thereof (it being understood and agreed that the right to request registration on a Shelf Registration Statement shall be governed by Section 1.1(b)). Upon any such request, the Company will promptly, but in any event within 20 days, give written notice of such request to all Management Stockholders and thereupon the Company will, subject to Section 1.4,
     (i) use its best efforts to effect the prompt registration under the Securities Act of:
     1. the Registrable Securities which the Company has been so requested to register by OTPP, and
     2. all other Registrable Securities which the Company has been requested to register by the Management Stockholders (provided, that such request shall not be for a greater portion of such Management Stockholders’ Registrable Securities than the portion requested by OTPP) by written request given to the Company by such holders within 20 days after the giving of such written notice by the Company to such Management Stockholders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of OTPP; and

     (ii) if requested by OTPP, obtain acceleration of the effective date of the registration statement relating to such registration.
     (b) Shelf Registration. The right of OTPP to request a registration of Registrable Securities pursuant to Section 1.1(a) shall include the right, from and after the first anniversary of an IPO, to request that the Company file a registration statement to permit the requesting holder to sell Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition by such requesting holder (a “Shelf Registration Statement”); it being understood, for the avoidance of doubt, that, if OTPP makes a request to effectuate a registration in the manner contemplated by this Section 1.1(b), the Management Stockholders shall have the right (subject to the limitations regarding the Management Stockholders’ right to participate in a registration pursuant to this Section 1.1) to include Registrable Securities in such Shelf Registration Statement. Notwithstanding anything to the contrary herein,
     (i) upon any Shelf Registration Statement having been declared effective, the Company shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be usable by the holders of Registrable Securities until the earlier of (x) such time as all Registrable Securities that could be sold under such Shelf Registration Statement have been sold or are no longer outstanding; (y) two years from the date of effectiveness; and (z) the date that OTPP can sell all Registrable Securities held by it in accordance with Rule 144(k) under the Securities Act;
     (ii) if at any time following the effectiveness of any Shelf Registration Statement, OTPP desires to sell Registrable Securities pursuant thereto, such holder shall notify the Company of such intent at least ten Business Days prior to any such sale (any such proposed transaction, a “Take-Down Transaction”), and the Company thereupon shall prepare and file within ten Business Days after receipt of such notice a prospectus supplement or post-effective amendment to the Shelf Registration Statement, as necessary, to permit the consummation of such Take-Down Transaction;
     (iii) upon receipt of notice from OTPP regarding a Take-Down Transaction as provided in clause (ii) of this Section 1.1(b), the Company shall immediately deliver notice to any other holders of Registrable Securities whose Registrable Securities have been included in such Shelf

Registration Statement and shall permit such holders to participate in such Take-Down Transaction (subject to Section 1.4), it being understood, for the avoidance of doubt, that no holder other than OTPP shall have the right to initiate a Take-Down Transaction; and
     (iv) each holder who participates in a Take-Down Transaction shall be deemed through such participation to have represented to the Company that any information previously supplied by such holder to the Company in writing for inclusion in the Shelf Registration Statement, unless modified by such holder by written notice to the Company, remains accurate as of the date of the prospectus supplement or amendment to the Shelf Registration Statement, as applicable.
     1.2 Registration Statement Form. A registration requested pursuant to Section 1.1 shall be effected by the filing of a registration statement on a form agreed to by OTPP.
     1.3 Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested under Section 1.1; provided that each seller of Registrable Securities shall pay (a) all Registration Expenses to the extent required to be paid by such seller under applicable law and (b) its pro rata share (based on the number of Registrable Securities included in such offering) of all underwriting discounts and commissions and transfer taxes, if any.
     1.4 Priority in Demand Registrations. If a registration pursuant to Section 1.1 (including any Take-Down Transaction) involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested, and otherwise proposed to be included in such registration, exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of the Stockholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Stockholder), and second, the securities, if any, being sold by the Company. Notwithstanding the foregoing, the Management Stockholders shall not be entitled to participate in any such registration requested by OTPP (including any Take-Down Transaction) to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities), that the participation of management would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of the Management Stockholders which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration. In the event of any such determination under this Section 1.4, the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required under Section 1.1.
     1.5 Right to Withdraw. OTPP shall have the right to withdraw its request to effect registration of Registrable Securities owned by OTPP and any Management Stockholder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to Section 1.1 at any time prior to the effective date of such registration statement by giving written notice to the Company of its request to withdraw. Upon receipt of notices from OTPP and all Management Stockholders that have requested inclusion of Registrable Securities to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement.
     2. Incidental Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act for its own account (including, but not limited to, a shelf registration statement on Form S-3, but other than pursuant to a registration on Form S-4 or S-8 or any successor form, then the Company shall give prompt written notice (but in no event less than 20 days prior to the initial filing with respect thereto) to all holders of Registrable Securities regarding such proposed registration. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of such Registrable Securities on a pro rata basis in accordance with such intended method or methods of disposition; provided that:
     (a) (i) the Company shall not include Registrable Securities in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter for such offering, that it would materially and adversely affect the offering price to include any Registrable Securities in such registration and (ii) the Company shall not include Registrable Securities of any Management Stockholder in any proposed registration pursuant to this Section 2 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) shall determine in good faith that the participation of such Management Stockholder would materially and adversely affect the marketability or the offering price of the securities being sold in such registration; and provided, further, that in the event of any such determination under clause (i) or (ii), the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required by the first sentence of this Section 2;
     (b) if, at any time after giving written notice (pursuant to this Section 2) of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of OTPP that a registration be effected under Section 1.1; and
     (c) if in connection with a registration pursuant to this Section 2, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of the securities being sold in such registration, then in the case of any registration pursuant to this Section 2, the Company shall include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, of first, the securities, if any, being sold by the Company, and second, the Registrable Securities of the Stockholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Stockholder).
          The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2; provided that each seller of Registrable Securities shall pay (a) all Registration Expenses to the extent required to be paid by such seller under applicable law and (b) its pro rata share (based on the number of Registrable Securities included in such offering) of all underwriting discounts and commissions and transfer taxes, if any. No registration effected under this Section 2 shall relieve the Company from its obligation to effect registrations under Section 1.1.
     3. Registration Procedures. Subject to Section 1.1(b), if and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1.1 or 2, the Company shall promptly:

     (a) prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become and remain effective as soon as practicable;
     (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but (other than in the case of a Shelf Registration Statement) in no event for a period of more than six months after such registration statement becomes effective;
     (c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) counsel selected by OTPP, and which counsel may also be counsel to the Company, and (ii) each seller of Registrable Securities (and, if so requested by any such seller, counsel to such seller) (or in the case of the initial filing of a registration statement, within five Business Days of such initial filing) and such documents shall be subject to the review of such counsel (which shall be reasonably prompt); provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement amendment, supplement or prospectus does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;
     (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

     (e) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;
     (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
     (g) in any underwritten offering, furnish to OTPP:
     (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and
     (ii) a “comfort” letter (unless the registration is pursuant to Section 2 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, covering such matters as are customarily covered in opinions of counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and such other matters as OTPP may reasonably request;
     (h) promptly notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (i) in the case of a Shelf Registration Statement, if a Stockholder has provided notice of an intent to sell, within five Business Days of such notice and (ii) in the case of any other registration statement hereunder, as promptly as is practicable but in any event, no later than 30 days after such notice (except in the case of clause (i) or (ii) to the extent the Company delivers a Material Event Notice, in which case such period may be up to 60 days but shall end upon public disclosure of the material transaction which necessitated such Material Event Notice), prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable and in any event within 16 months after the effective date of the registration statement, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;
     (j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt by the Company of any comments from the Commission or of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;
     (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;
     (l) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the

Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide an independent transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;
     (m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;
     (n) furnish to any holder of such Registrable Securities on a confidential basis such information and assistance as such holder may reasonably request in connection with any “due diligence” effort which such seller deems appropriate;
     (o) cooperate with each seller of Registrable Securities and each underwriter and their respective counsel in connection with any filings required to be made with the NASD, New York Stock Exchange, or any other securities exchange on which such Registrable Securities are traded or will be traded;
     (p) cooperate with the sellers of the Registrable Securities and the managing underwriter to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of each seller of Registrable Securities at least five business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;
     (q) cause its officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions and due diligence sessions) taking into account the Company’s business needs; and
     (r) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
          As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.
          The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any holder of Registrable Securities, or otherwise identifies any holder of Registrable Securities as the holder of any Registrable Securities, without the consent of such holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company will provide written notice to such holder no less than five days prior to such amendment of or supplement to the prospectus.
          By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

     4. Underwritten Offerings.
     4.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.1 or 2 (including any Take-Down Transaction), the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to OTPP. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. Each holder of Registrable Securities to be distributed by such underwriter who owns 10% of more of the Common Stock of the Company (computed on a fully diluted basis) at the time of such offering and any other holders of Registrable Securities requested by such underwriter shall be a party to such underwriting agreement and may, at such holder’s option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holder of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holder of Registrable Securities. No Stockholder in its capacity as stockholder and/or controlling person (but not in his or her capacity as a director or officer of the Company, if applicable) shall be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 8.2.
     4.2 Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, with the consent of OTPP, such consent not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 1.1 is for an underwritten offering, OTPP will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of the Company, such approval not to be unreasonably withheld.

     5. Holdback Agreements.
     (a) If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to (i) a registration on Form S-4 or S-8 or any successor form or (ii) a registration of securities which are a combination of debt and equity) or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any offer, sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.1 of any Registrable Securities within seven days prior to the reasonably expected effective date of the contemplated registration statement and during the period beginning on the effective date of the registration statement relating to such registration (the “Trigger Date”) and until 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the Trigger Date, except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 5, even if such Registrable Securities cease to be Registrable Securities upon such transfer; provided that, with respect to any Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such registration statement. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.
     (b) The Company agrees not to effect any public offer, sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to the reasonably expected effective date of the contemplated registration statement and during the period beginning on the Trigger Date and until 90 days (or such longer period, not to exceed 180 days, which may be required by the managing underwriter, or such shorter period as the managing underwriter may agree) after the Trigger Date with respect to any registration statement filed pursuant to Section 1.1 (except (i) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, (iv) pursuant to an acquisition or strategic relationship, bank or equipment financing or similar transaction, (v) pursuant to a registration on Form S-4 or S-8 or any successor form and (vi) pursuant to a registration of securities which are a combination of debt and equity; provided that, with respect to any Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such registration statement. In addition, if, and to the extent requested by the managing underwriter, the Company shall use its best efforts to cause each holder (other than any holder already subject to Section 5(a)) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.
     6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give counsel referred to in clause (c) of Section 3 the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement.
     7. No Grant of Future Registration Rights. The Company shall not grant any other demand or incidental registration rights to any other Person without the prior written consent of OTPP.
     8. Indemnification.
     8.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless (a) each seller of such Registrable Securities, (b) the directors, members, stockholders, officers, partners, employees, agents and Affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (“Controlling Persons”) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement of a material fact or omission of a material fact made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or any of its Controlling Persons expressly for use in the preparation thereof in accordance with the second sentence of Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).
     8.2 Indemnification by the Sellers. It shall be a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1.1, or 2 (including any Take-Down Transaction) that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, with respect to any statement of a material fact or alleged statement of a material fact in or omission of a material fact or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or such omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The Company and the holders of the Registrable Securities in their capacities as stockholders and/or controlling persons (but not in their capacities as managers of the Company) hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company and/or its subsidiaries, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds (i.e., net of expenses, underwriting discounts and commissions) actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.
     8.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement unless such judgment, compromise or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not require any action other than the payment of money by the indemnifying party.
     8.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.
     8.5 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.
     8.6 Other Remedies. If for any reason any indemnification specified in the preceding paragraphs of this Section 8 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other (taking into account the portion of the proceeds of the offering realized by such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.6 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 8.6. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this

Section 8, in respect of any claim for indemnification pursuant to this Section 8, no indemnifying party (other than the Company) shall be required to contribute pursuant to this Section 8.6 any amount in excess of (a) the net proceeds (i.e., net of expenses, underwriting discounts and commissions) received and retained by such indemnifying party from the sale of its Registrable Securities covered by the applicable registration statement, preliminary prospectus, final prospectus, or supplement or amendment thereto, filed pursuant hereto, deducting therefrom, in the case of the Management Stockholders, the price paid by the Management Stockholders to acquire the equity securities of the Company pursuant to the exercise of options, minus (b) any amounts previously paid by such indemnifying party pursuant to this Section 8 in respect of such claim. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.
     9. Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:
     (a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;
     (b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;
     (c) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and
     (d) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement or limited partnership agreement, as the case may be.

     10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:
          Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
          Board: the board of directors of the Company.
          Business Day: means any day on which banks are not required or authorized to close in the City of New York.
          Commission: the Securities and Exchange Commission.
          Common Stock: the Class A Common Stock of the Company, par value $.01 per share, or any other securities of the Company or any other Person issued with respect to such Class A Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.
          Deferred Share Agreements: the Deferred Share Agreements, dated of even date herewith, between the Company and the other parties thereto.
          Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.
          Exchange Agreements: the Exchange Agreements of even date herewith by and between the Company and each of the Management Stockholders who are a party to such Exchange Agreements, as the same may be amended, modified, supplemented or restated from time to time.
          IPO: an underwritten initial public offering of Common Stock having an aggregate offering value (measured by the Company’s proceeds before underwriters’ discounts and selling commissions) of at least $150 million and after which an established trading market exists for the Common Stock.
          Material Event Notice: a certificate signed by an authorized officer of the Company stating that the Company has pending or in process, as of the date of such certificate, a material transaction (including, but not limited to, a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company.

          Merger Agreement: the Agreement and Plan of Merger, dated as of August 28, 2005, by and among DPC Newco Inc., the Company and Doane Pet Care Company, as the same may be amended modified, supplemented or restated from time to time.
          NASD: National Association of Securities Dealers, Inc.
          NASDAQ: the Nasdaq National Market.
          Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
          Registrable Securities: the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Stockholders or the Permitted Transferees (as such term is defined in Section 11.2), except for any shares of Common Stock beneficially owned by a Management Stockholder that (x) were issued to such Management Stockholder pursuant to an effective registration statement under the Securities Act on Form S-8 or (y) may be sold by such Management Stockholder pursuant to Rule 144(k) under the Securities Act. As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (v) they shall have ceased to be outstanding. Any and all shares of Common Stock which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination, merger, consolidation or otherwise, shall also be “Registrable Securities” hereunder.
          Registration Expenses: all fees and expenses incurred in connection with the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and applicable Commission and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by, or incident to, such registration, (viii) reasonable fees and disbursements of the counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3(c), and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.
          Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.
          Stock Subscription Agreements: the Subscription Agreements, dated of even date herewith, between Newco and the other parties thereto.
          Stockholders Agreement: the Stockholders Agreement, dated as of the date hereof, as the same may be amended from time to time, among the Company, OTPP, the Management Stockholders and the other parties thereto.
          Subsidiary: any entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
     11. Miscellaneous.
     11.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.
     11.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of and enforceable by the parties hereto and their respective permitted successors, personal representatives and assigns under this Section 11.2. The provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any transferee of such Registrable Securities; provided that (i) such transferee acquires such Registrable Securities in accordance with all of the terms of the Stockholders Agreement and pursuant to an express assignment from the transferor, and (ii) such transferee executes a joinder agreement agreeing to be bound by all of the transferor’s obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company (each such transferee, a “Permitted Transferee”). Notwithstanding anything herein to the contrary, the Management Stockholders must exercise all rights hereunder on behalf of any of their Permitted Transferees and all other parties hereto shall be entitled to deal exclusively with the Management Stockholders and rely on the consent, waiver or any other action by the Management Stockholders as the consent, waiver or other action, as the case may be, of any such Permitted Transferees of such Management Stockholders.
     11.3 Stock Splits, etc. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if (i) the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering, and (ii) such stock split, reverse stock split, recapitalization or combination does not impact the respective ownership percentages of each such holder of Registrable Securities in the Company. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.
     11.4 Amendment and Modification. This Agreement may be amended, waived, modified or supplemented by the Company with the written consent of OTPP, the Company and a majority (by number of shares) of any other holders of Registrable Securities whose interests would be materially and adversely affected by such amendment, modification or supplement or, to the extent (and only to the extent) any particular holder of Registrable Securities would be uniquely and adversely affected by a proposed amendment, modification or supplement, by such holder; provided that the interests of any existing holders of Registrable Securities shall not be materially and adversely affected by an amendment, modification or supplement of this Agreement that provides for, or has the effect of providing for, an additional grant of demand registration rights or of incidental registration rights with a lower or the same priority as the rights held by such existing holders of Registrable Securities, as long as any such grant of demand registration rights or incidental registration rights with the same priority are pari passu with those held by such existing holders of Registrable Securities; provided, further, that, without limitation, the written consent of OTPP only shall be required for an amendment to add an additional equity investor in the Company with the same or inferior rights under this Agreement to the rights of OTPP. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect. Each holder of Registrable Securities shall be bound by any such amendment, waiver, modification or supplement authorized in accordance with this

Section 11.4, whether or not such Registrable Securities shall have been marked to indicate such amendment, waiver, modification or supplement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
     11.5 Additional Management Stockholders. Notwithstanding anything in this Agreement to the contrary, the Company may, with the consent of OTPP (and only the consent of OTPP), admit additional Management Stockholders to this Agreement and amend Schedule A accordingly; provided that any such Management Stockholder has become a party to the Stockholders Agreement and executes and delivers a joinder agreement to this Agreement and such other agreements or documents as may reasonably be requested by the Company.
     11.6 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof. By execution and delivery of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for purposes of any claim, action or proceeding arising out of this Agreement or any other transaction contemplated hereby. Each party hereto agrees to commence any such claim, action or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party’s property is immune from any legal process issued by such courts or (c) any claim, action or proceeding commenced in such courts is brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address set forth in Section 11.8 shall be effective service of process for any claim, action or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 11.6 or otherwise.
     11.7 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
     11.8 Notices. All notices, requests, claims, demands, letters, waivers and other communications permitted or required under this Agreement shall be in writing and shall be deemed to be duly given if hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties hereto. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases:

(i)	If to the Company, to it at:

210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Executive Officer
Telephone: (615) 373-7774
Facsimile: (615) 309-1196

with copies (which shall not constitute notice) to:

Teachers’ Private Capital
Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5 Canada
Attention: Dean Metcalf
Michael Padfield, Esq.
Telephone: (416) 730-6166
Facsimile: (416) 730-5083

and Debevoise & Plimpton LLP at its address set forth in clause (iii) below.

(ii)	If to a Management Stockholder, as provided on Schedule A.

(iii)	If to OTPP, to it at:

c/o Teachers’ Private Capital
Ontario Teachers’ Pension Plan Board
5650 Yonge Street

Toronto, Ontario M2M 4H5 Canada
Attention: Dean Metcalf
Michael Padfield, Esq.
Telephone: (416) 730-6166
Facsimile: (416) 730-5083

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Margaret A. Davenport, Esq.
Telephone: (212) 909-6000
Facsimile: (212) 909-6836
     11.9 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.
     11.10 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.
     11.11 Trial by Jury. EACH STOCKHOLDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     11.12 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the written consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding; provided that, the parties’ respective rights and obligations under Section 8 shall survive the termination of this Agreement.
     11.13 Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Stockholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.
     11.14 Entire Agreement. This Agreement, the Merger Agreement, the Stockholders Agreement, the Stock Subscription Agreements and, in the case of any Management Stockholder, any employment agreement with the Company or any Subsidiary, any Exchange Agreement, any Deferred Share Agreement and any stock option agreement applicable to such Management Stockholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the shares of Common Stock, other than those expressly set forth or referred to herein, in the Stockholders Agreement, the Stock Subscription Agreements or, in the case of any Management Stockholder, any employment agreement with the Company or any Subsidiary, any Exchange Agreement, any Deferred Share Agreement and any stock option agreement applicable to such Management Stockholder.
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          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

DOANE PET CARE ENTERPRISES, INC.

By:

Name:
Title:

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:

Name: Glen Silvestri
Title: Portfolio Manager

MANAGEMENT STOCKHOLDER

Douglas J. Cahill

Schedule A

Management Stockholder	Address
Douglas J. Cahill	3510 Hampton Avenue, Nashville, Tennessee 37215